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             EXHIBIT 5.1







                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form S-8 of our accountant's reports as follows: the financial statements of Far East Ventures, Inc. for the year ended December 31, 1998, as filed on March 2, 1999 and appearing in its Annual Report (Form 10-KSB) for the year ended December 31, 1998 and Form 10-QSB, dated November 23, 1999 as filed with the Securities and Exchange Commission.

                                       /s/ Barry L. Friedman, C.P.A.
                                           ------------------------------
                                           Barry L. Friedman, LLP
                                           Certified Public Accountant

Las Vegas, Nevada
March 21, 2000


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